SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2012
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Lower Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition
As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.
On November 6, 2012, Union Bankshares, Inc. distributed its Third Quarter 2012 unaudited Report to Shareholders, a copy of which is furnished with this Form 8-K as Exhibit 99.1, presenting information concerning our results of operations and financial condition for three and nine months ended September 30, 2012 and the declaration of a regular quarterly dividend.

Item 8.01: Other Events
On November 7, 2012, the Board of Directors of Union Bankshares, Inc., (the "Company") approved the issuance of incentive stock options under the Company's 2008 Incentive Stock Option Plan, to the following executive officers of the Company:

Name and Title(s) with the Company and Its Subsidiary (Union Bank)	Number of Shares Subject to Option

David S. Silverman, President & Chief Executive Officer, the Company and Union Bank	3,000

Marsha A. Mongeon, Vice President, Treasurer & Chief Financial Officer, the Company Senior Vice President & Treasurer, Union Bank	1,500
The exercise price of all such options is $19.60 which represents the closing price of the Company's common stock on the date of the grant. All options are subject to a one-year vesting period before they become exercisable and expire 7 years after the date of the grant.

Item 9.01: Financial Statements and Exhibits
d) Exhibits:

99.1	Union Bankshares, Inc. Third Quarter 2012 Report to Shareholders distributed November 6, 2012 referred to in Item 2.02 of the Report as furnished, not filed; herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

November 9, 2012	/s/ David S. Silverman
David S. Silverman
President/Chief Executive Officer

November 9, 2012	/s/ Marsha A. Mongeon
Marsha A. Mongeon
Treasurer/Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Union Bankshares, Inc., Third Quarter 2012 Report to Shareholders distributed November 6, 2012.